Registration No. 333-31757

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MACE SECURITY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	03-0311630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Mace Security International, Inc.

1993 Nonqualified Stock Option Plan

(Full Title of Plan)

240 Gibraltar Rd, Suite 220, Horsham, Pennsylvania 19044

(267) 317-4009

(Address, including zip code, and telephone number, including area code, of registrant’s principle executive offices)

John J. McCann

President & Chief Executive Officer

Mace Security International, Inc.

240 Gibraltar Rd., Suite 220

Horsham, Pennsylvania, 19044

(267) 317-4009

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald J. Guarcini, Esquire

Ballard Spahr, LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103, (215) 864-8625

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-31757) (the “Registration Statement”) of Mace Security International, Inc., a Delaware corporation (the “Registrant”), hereby amends the Registration Statement to remove from registration all of the shares of common stock of the Registrant not sold by the Registrant pursuant to its Mace Security International, Inc. 1993 Nonqualified Stock Option Plan which shares were originally registered pursuant to the Registration Statement. At the termination of the offering made pursuant to the Registration Statement, 75,958 registered shares had not been sold out of 315,000 registered shares (630,000 shares had been originally registered but were reduced to 315,000 registered shares due to a two for one stock split). All unsold shares are hereby removed from the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed by the following persons in the capacities and on the date indicated.

Mace Security International, Inc.
(Registrant)

By:	/s/ John J. McCann
John J. McCann
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ John J. McCann	President, Chief Executive Officer and Director	July 24, 2012
John J. McCann (Principle Executive Officer)

/S/ Gregory M. Krzemien	Chief Financial Officer and Treasurer	July 24, 2012
Gregory M. Krzemien (Principle Financial Officer and Principle Accounting Officer)

/S/ Richard A. Barone	Chairman of the Board	July 24, 2012
Richard A. Barone

/S/ Denis J. Amato	Director	July 24 2012
Denis J. Amato

/S/ Larry Pollock	Director	July 24, 2012
Larry Pollock

/S/ Daniel V. Perella	Director	July 24, 2012
Daniel V. Perella